UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2026

ALASKA SILVER CORP.
(Exact name of registrant as specified in its charter)

British Columbia	333-290204	87-4818470
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1500-1111 West Hastings St,
 Vancouver, British Columbia, Canada V6E 2J3
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (520) 200-1667

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2026, Alaska Silver Corp. (the "Company") entered into an Executive Employment Agreement ("Employment Agreement") with Aaron Schutt, whereby Mr. Schutt was appointed Chief Executive Officer of the Company effective October 1, 2026.

On June 11, 2026, the Board of Directors (the "Board") of the Company announced Christopher Marrs would cease serving as President and Chief Executive Officer of the Company as of October 1, 2026. Mr. Marrs has been appointed Executive Chairman of the Board effective immediately and will continue in that role following the October 2026 transition.

Mr. Schutt was appointed to the Board in May 2026 and brings extensive leadership experience in Alaska-based business enterprises. A native Alaskan, Mr. Schutt was President and Chief Executive Officer of Doyon Limited  from until his retirement on June 1, 2026. In his role as Chief Executive Officer and President, Mr. Schutt was responsible for the overall direction of the Doyon Family of Companies with over $500 million of revenue. During his 20 years with Doyon, Mr. Schutt led the company in its pursuit of responsible natural resource development, arctic-focused businesses, and utilities development serving US military bases in Alaska, along with many traditional uses of the lands. Prior to being named Doyon President and Chief Executive Officer, Mr. Schutt served as Doyon's Senior Vice President and Chief Operating Officer from 2008 to 2011. Mr. Schutt continues to serve in a consulting capacity with Doyon Limited until May 2027. He also serves on the board of directors for Northrim BanCorp, Inc. (NASDAQ: NRIM), Akeela, Inc., Keep Alaska Competitive, the University of Alaska Fairbanks Board of Advisors (through 2027), and Doyon Utilities (through May 2027). Mr. Schutt also co-owns Nahtsiith, LLC (dba Anchorage Wolverines), which compete in the North American Hockey League, of which Mr. Schutt serves as a member on the board of governors. Mr. Schutt earned his Bachelor of Science in civil engineering from Washington State University, Master of science in civil engineering from Stanford University, and Juris Doctor from Stanford Law School.

The Employment Agreement, effective October 1, 2026, provides for a base salary of $300,000, with annual increases, if any, as determined by the Company's Compensation Committee's annual review of executive salaries. Mr. Schutt is entitled to an annual bonus of up to 70% of his base salary under the Company's short-term incentive plan ("STIP") and is eligible to participate in any long-term incentive plans ("LTIP") established by the Company. He will also receive 10% of his base salary in lieu of employer-provided benefits. In connection with his appointment, Mr. Schutt will receive 500,000 stock options for shares of common stock of the Company. Pursuant to the Employment Agreement, the Company may terminate the Employment Agreement at any time with or without cause. If the Company terminates the Employment Agreement without cause or if Mr. Schutt resigns under certain allowable circumstances, Mr. Schutt is entitled to (i) a severance payment in an amount equal to (a) the base salary then in effect plus (b) the amount of STIP earned in the prior fiscal year; (ii) any base salary and vacation earned and payable up to the termination date; and (iii) any unvested LTIP awards which will vest immediately. If the Company terminates the Employment Agreement for cause or if Mr. Schutt resigns without good reason, Mr. Schutt entitled to any base salary and vacation earned and payable up to the termination date. If, within 12 months of a Change of Control (as defined in the Employment Agreement), the Company terminates the Employment Agreement without cause or if Mr. Schutt resigns under certain allowable circumstances, Mr. Schutt is entitled to (i) a severance payment in an amount equal to (a) the base salary then in effect, plus (b) one (1) multiplied by the base salary, plus (c) one (1) multiplied by the target STIP for the then current fiscal year; (ii) any base salary and vacation earned and payable up to the termination date; (iii) any declared but unpaid STIP payments; and (iv) any unvested LTIP awards which will vest immediately.

There are no family relationships between Mr. Schutt and any of our directors or executive officers. Except as set forth herein, there is no arrangement or understanding between Mr. Schutt and any other persons pursuant to which Mr. Schutt was appointed Chief Executive Officer of the Company. There are no related party transactions involving Mr. Schutt that are reportable under Item 404(a) of Regulation S-K.

Mr. Schutt's Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 11, 2026, the Company issued a press release entitled "Alaska Silver Announces Appointment of Aaron Schutt as CEO and Planned Retirement of Kit Marrs" A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference into this Item 7.01.

The information set forth in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of such section. The information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as shall be expressly set forth by specific reference in such a filing. This Current Report on Form 8-K (the "Report") will not be deemed an admission as to the materiality of any information in this Report that is required to be disclosed solely by Regulation FD.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release entitled "Alaska Silver Announces Appointment of Aaron Schutt as CEO and Planned Retirement of Kit Marrs" dated June 11, 2026

10.1**†	Executive Employment Agreement, effective October 1, 2026 by and between the Company and Aaron Schutt

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

** Management contract or compensatory plan or arrangement.

† Certain identified information has been excluded from the exhibit pursuant to Regulation S-K Item 601(b)(10)(iv) because it is both (i) not material and (ii) is the type that the Company customarily treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2026

ALASKA SILVER CORP.

By: /s/ Darren Morgans

Darren Morgans

Chief Financial Officer